EXHIBIT 10.19



                              FORBEARANCE AGREEMENT

         THIS FORBEARANCE AGREEMENT ("Agreement") is made as of the 8th day of August, 2001, by and between FIRST COLONY MERCHANT AND TOBIAN TRADING LIMITED (collectively "Lender") and CAN CAL RESOURCES LIMITED ("Borrower").

                                R E C I T A L S:

     A. On or about November 23, 2000, Lender and Borrower entered into a Loan Agreement by and between Lender and Borrower ("Loan Agreement") whereby Lender loaned Borrower $300,000 with interest to be paid semiannually on May 24 and November 24.

     B. Borrower failed to make the interest payment due May 24, 2001.

     C. The sum of $24,000.00 is now due and owing to Lender by Borrower.

     D. The Borrower has requested that Lender modify the existing documents and forbear from pursuing legal action regarding the default.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the Lender and Borrower agree as follows:

        1. Recitals. The Recitals are incorporated into and made a part of this Agreement.

        2. Capitalized Terms. Unless otherwise defined herein, capitalized terms shall have the same meaning as in the Loan Agreement.

        3. Modification of Existing Documents. The existing documents shall be modified as follows:

           a. Payment of $24,000 representing the payment of interest which should have been made on or before May 24, 2001, shall be added to the principal and shall be paid on or before November 24, 2001. Interest shall accrue on the outstanding principal amount as specified in the Loan Agreement.

           b. Alternatively, the Lender may, up through close of business November 20, 2001, purchase the number of common voting stock of the Borrower determined by using a purchase price per share of 50% of the lowest trading price published by Yahoo! Finance Historical Quote during the period from the date of the Loan Agreement through

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November 19, 2001 and dividing the cost per share so  determined  into the total of the $24,000 plus interest on the $24,000 through the date of the exercise. The Lender must exercise this option in whole by giving written notice to the Borrower on or before November 20, 2001. Upon exercise of the option, the amount of principal shall be reduced by $24,000 and the Borrower shall owe no interest on the $24,000.

        4. Representations and Warranties. In order to induce Lender to enter into this Agreement, the Borrower hereby acknowledges, represents, and warrants to Lender as follows:

           a. Financing. Lender is not required to extend the Borrower any more financing.

           b. Release and Waivers. Borrower, for itself and its heirs, personalrepresentatives, successors and assigns, hereby jointly and severally, releases, discharges, and forever waives and relinquishes any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, and causes of action of whatsoever kind or nature whether known or unknown which they or it has, may have, or might have or may assert now or in the future against Lender directly or indirectly arising out of, based upon, or in any manner connected with any transaction, event, circumstance, action or occurrence which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement. In connection with the general release set forth above, Borrower, for themselves and Borrower's affiliates, and each of them, hereby waive and relinquish all rights and benefits afforded under the provisions of Section 1542 of the California Civil Code, which provides as follows:

           "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

           c. Litigation. There is no litigation, at law in equity, nor any proceeding before any Federal, state, or other governmental or administrative agency or any arbitration pending or, to the knowledge of the Borrower, threatening against the Borrower nor any other litigation or proceeding pending or, to the knowledge of the Borrower, threatened affecting any collateral in favor of the Lender.

           d. Enforceability. The Loan Agreement, the Deed of Trust and Option Agreement and any other attachments to the Loan Agreement constitute the legal, valid and binding obligation of the Borrower.

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           e. No Offset. Borrower has no defense, affirmative defenses, setoffs, or counterclaims which may or could have occurred or existed regarding the amounts due pursuant to the Loan Agreement or its attachments.

        5. Force and Effect of Loan Agreement. Except as amended or modified by this Agreement, the Loan Agreement, the Option Agreement, and the Deed of Trust remain in full force and effect.

        6.  Integrated  Agreement.  This  Agreement,   together  with  the  Loan
Agreement, the Option, and the Deed of Trust and any other agreements, documents, obligations and transactions contemplated by this Agreement or the Loan Agreement constitute the entire agreement and understanding between the parties and supersede all other prior written and contemporaneous agreements and may not be altered or amended except by written agreement signed by the parties.

        IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement, as indicated below.


                                            BORROWER

                                            CAN CAL RESOURCES LIMITED

                                            By:      /s/    John Edwards
                                                 ------------------------------

                                            LENDER

                                            FIRST COLONY MERCHANT

                                            By:     /s/    Ronald D. Sloan
                                                 ------------------------------







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